Exhibit 99.1

Red Hat Announces $500 Million Stock Repurchase Program

RALEIGH, N.C.--(BUSINESS WIRE)--March 25, 2015--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced that its Board of Directors has authorized the repurchase of up to $500 million of the Company’s common stock from time to time on the open market or in privately negotiated transactions.

The new program replaces the previous $300 million repurchase program that is scheduled to expire on March 31, 2015. Approximately $220 million was used under the previous plan through March 25, 2015.

“Over the past four fiscal years, we have repurchased over $1 billion or approximately 19.5 million shares of Red Hat common stock,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Given our strong conviction about our long-term growth prospects, a healthy balance sheet and the ability to generate operating cash flow, the Red Hat management team and Board of Directors believe that a new repurchase program will create further value for our shareholders.”

The timing and the amount of any repurchases of common stock will be determined by Red Hat management based on its evaluation of market conditions and other factors. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased common stock will be available for use in connection with the Company's stock plans and for other corporate purposes.

The repurchase program will be funded using the Company's operating cash flow. As of February 28, 2015, the Company had cash and investments of approximately $1.81 billion.

Red Hat had approximately 183.5 million shares of common stock outstanding as of February 28, 2015.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training and consulting services. As the connective hub in a global network of enterprises, partners and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; the integration of acquisitions and the ability to market successfully acquired technologies and products; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat, Red Hat Enterprise Linux, the Shadowman logo and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux is the registered trademark of Linus Torvalds in the U.S. and other countries.

CONTACT:
Red Hat, Inc.
Media Contact:
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swonderl@redhat.com
or
Investor Relations:
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tmccallum@redhat.com